Exhibit 10.27

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Agreement”) is made this 3rd day of September, 2018, among (i) China Xiangtai Food Co. Ltd. (the "Company"), a Cayman Islands limited liability company, and (ii) each purchaser identified on the signature pages to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).

Purchase of Ordinary Shares

1. Subscription

1.1 The undersigned Purchasers (each a “Purchaser”) hereby subscribe for and agree to purchase from the Company for cash in the amount of US $200,000 (Two Hundred Thousand US Dollars) (the “Subscription Proceeds”, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, ordinary shares, of the Company, par value $0.01 per share (the “Ordinary Shares”) and in an amount for subscription shares as set out on each Subscriber’s signature page hereto (each such subscription an agreement to purchase being a “Subscription”) at a purchase price of US$3.00 per Ordinary Share.

1.2 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Purchasers acknowledge that there is no minimum required to close any subscription under the offering.

2. Payment

2.1 Each Purchaser acknowledges and agrees that its commitment to purchase Ordinary Shares of the Company hereunder is and shall be irrevocable upon delivery of the Subscription Proceeds and an executed counterpart original of this Subscription Agreement and an investor questionnaire, form of which is attached hereto as Exhibit A (the “Investor Questionnaire”) to the Company. The Subscription Proceeds must accompany or precede this Subscription Agreement and shall be paid by wire transfer to the following bank account.

Title of the Account: CVS Limited

Account #: 582296125838

Beneficiary Bank: HSBC

Swift Code: HSBCHKHHHKH

Bank Address:	HSBC, Hong Kong

No. 1 Queen’s Road Central

Central

Hong Kong

3. Deliveries at or Prior to Closing

3.1 Prior to acceptance of this Subscription Agreement by the Company, each Purchaser must complete, sign and return to the Company, or Company’s counsel Ortoli Rosenstadt LLP, an executed copy of this Subscription Agreement and wire transfer the Subscription Proceeds as described in Section 2.1, above.

3.2 Each Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities or by applicable law.

3.3 The Company shall deliver to each Purchaser the following:

(a)	at the Closing (as defined below), a counterpart of this Subscription Agreement, duly executed by an authorized signatory of the Company;

(b)	within 10 business days of the Closing Date (as defined below), a certificate or evidence of electronic book entry representing the Ordinary Shares in the amount set forth on the signature page hereto.

4. Closing

4.1 Completion of the sale of the Ordinary Shares contemplated in this Subscription Agreement (any such completion, a "Closing") shall occur on or before July 31, 2018, or on a such date to be mutually agreed upon by the Company and the Purchaser.

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more of the Purchasers (including the Purchaser hereunder) to complete delivery of the Ordinary Shares to such Purchaser(s) against payment therefor at any time on or prior to the furthest most date set by Section 4.1.

5. Conditions to Closing

5.1 Upon acceptance of this Subscription Agreement, the obligations of the Company to Close on the Closing Date are subject to the following conditions:

(a)	Delivery of the transaction documents as set forth in Section 3.1 and 3.2.

(b)	that all of the representations and warranties of the Purchaser made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date;

(c)	that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(d)	that the Company shall have received the Subscription Proceeds.

5.2 The obligations of the Purchaser hereunder to Close on the Closing Date are subject to the following conditions:

(a)	that all of the representations and warranties of the Company made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date; and

(b)	that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

6. Representations, Warranties, Acknowledgements and Covenants of the Purchaser

6.1 Each Purchaser severally and not jointly hereby acknowledges and agrees as of the date hereof and as of the Closing Date that:

(a)	none of the Ordinary Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States or any other jurisdiction;

(b)	the decision to execute this Subscription Agreement and acquire the Ordinary Shares hereunder has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(c)	there are risks associated with an investment in the Company and the Ordinary Shares, including, but not limited to, (i) the risk of changes in the cost of raw materials and energy, (ii) the risk of intense competition in the PRC domestic market, (iii) risks related to our significant amount of short-term debt, and (iv) the risk of severe financial hardship or bankruptcy of one or more of our major clients;

(d)	it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Ordinary Shares. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Ordinary Shares and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(e)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Ordinary Shares and with respect to applicable resale restrictions;

(f)	it understands that the Company is making no representations and warranties regarding tax consequences for your investment in the Ordinary Shares, the US Foreign Corrupt Practices Act or the securities law of the home or residential jurisdiction of any Purchaser.

6.2 Each Purchaser severally and not jointly hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) as of the date hereof and as of the Closing Date that:

(a)	it has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on its behalf;

(b)	the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)	the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

(d)	All information furnished in the Investor Questionnaire completed is true and correct in all respects;

(e)	the Purchaser acknowledges that the sale of the Ordinary Shares hereunder is being made pursuant to an exemption from registration under the Securities Act in compliance with Regulation D promulgated under the Securities Act, and that the Purchaser is an “accredited investor”, as defined in Rule 501 of Regulation D, as set out in the Investor Questionnaire;

(f)	the Purchaser is acquiring the Ordinary Shares for investment purposes for its own account and not on behalf of any U.S. person, and not with a view to a distribution of all or any part thereof. The Purchaser is aware that there are legal and practical limits on its ability to sell or dispose of the Ordinary Shares and therefore, that the Purchaser must bear the economic risk of its investment for an indefinite period of time. The Purchaser has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. The Purchaser’s commitment to illiquid investments is reasonable in relation to its net worth;

(g)	the Purchaser (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Ordinary Shares; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(h)	the Purchaser is not aware of any advertisement of any of the Ordinary Shares and is not acquiring any of the Ordinary Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(i)	no person has made any written or oral representations to the Purchaser:

(i)	that any person will resell or repurchase any of the Ordinary Shares;

(ii)	that any person will refund the purchase price of any of the Ordinary Shares; or

(iii)	as to the future price or value of any of the Ordinary Shares; and

(j)	the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith.

6.3 Between the date of this Agreement and the Closing, the Purchaser shall notify the Company if any of the above representations and warranties ceases to be true.

6.4 Each Purchaser, severally but not jointly, acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Purchaser's eligibility to purchase the Ordinary Shares for which it is subscribing under applicable securities legislation. Each Purchaser further agrees that by accepting delivery of the certificates representing the Ordinary Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they will survive the purchase by the Purchaser of Ordinary Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Ordinary Shares.

7. Representations and Warranties of the Company

7.1 The Company acknowledges and agrees that each Purchaser is entitled to rely upon the representations and warranties of the Company, contained in this Agreement and further acknowledges that each Purchaser will be relying upon such representations and warranties in purchasing the Ordinary Shares. The Company represents and warrants as follows:

(a)	The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c)	The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith.

(e)	Upon delivery, this Subscription Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)	Upon execution and delivery of this Subscription Agreement and the performance by the Company of the obligations imposed on it in this Subscription Agreement, including the issuance and sale of the Ordinary Shares, will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)	The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement.

(h)	The Ordinary Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued as fully paid and non-assessable, free and clear of all liens and encumbrances other than restrictions provided for in this Subscription Agreement and applicable law.

(i)	The issuance and sale of the Ordinary Shares will not obligate the Company to issue Ordinary Shares or other securities to any person (other than the Purchasers and their designees) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities.

(j)	The Company will indemnify and hold harmless the Purchaser and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by the Company to the Purchaser in connection herewith being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company to the Purchaser in connection therewith.

(k)	The Company will pay a cash commission equivalent to 5% of the Subscription Proceeds herein ($10,000) and issue a five-year warrant to purchase 4,667 Ordinary Shares of the Company at $3.00 per share for five years, to Boustead Securities, LLC (“Boustead”), an affiliate of the Purchaser, and the exclusive financial advisor to the Company pursuant to the Company and Boustead’s June 30, 2018 agreement on Closing.

(l)	The Company will complete blue sky filings for the investment hereunder in the State of California, where the Purchaser is domiciled, as a precondition of the closing.

(m)	The Company and all other Purchasers in the private placement covered under this Agreement, or a Chinese version of same, have conformed to the rules and regulations of their applicable jurisdiction(s).

8. Legending of Subject Securities.

8.1 The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the Ordinary Shares may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

9. Costs

9.1 The Purchaser acknowledges and agrees the costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to and terminating with the purchase of the Ordinary Shares shall be borne by the Purchaser. The Company acknowledges and agrees to provide, at the Company’s expense, any opinions necessary for the Purchaser (including any fees and disbursements of any special counsel) to unrestrict and obtain free-trading status for the Ordinary Shares acquired hereunder.

9.2

10. Governing Law

10.1 This Subscription Agreement is governed by the laws of the State of New York and the federal laws of the United States applicable therein. The Purchaser, in its personal or corporate capacity and irrevocably attorns to the jurisdiction of the state and federal courts located in New York County, New York. Each party agrees that the state and federal courts located in New York County, New York shall be the exclusive jurisdiction for settling all disputes hereunder.

11. Independent Nature of Purchaser’s Obligations and Rights

11.1 The obligations of each Purchaser under this Subscription Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Subscription Agreement or it has knowingly waived its right to do so and has proceeded without benefit of counsel.

12. Survival

12.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Ordinary Shares by the Purchaser pursuant hereto.

13. Assignment

13.1 This Subscription Agreement is not transferable or assignable without written consent by both the Company and Purchaser.

14. Severability

14.1 If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

15. Entire Agreement

15.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Ordinary Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16. Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the date received if mailed or transmitted by any standard form of telecommunication (including email, but not including facsimile). Notices to the Purchaser shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at

With a copy to (failure to provide such copy shall mean that no notice has been given hereunder):

William S. Rosenstadt

Mengyi “Jason” Ye

Ortoli Rosenstadt LLP

366 Madison Avenue

New York, New York 10017

USA

Email:	wsr@orllp.legal

jye@ortolirosenstadt.com

17. Counterparts and Electronic Means

17.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

18. Amendment and Waiver

18.1 No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the Purchaser has duly executed this Subscription Agreement as of the date of acceptance by the Company.

$200,000	Boustead & Company Limited
(Amount of Subscription)	(Name of Purchaser – Please type or print)

66,667	/s/ Keith Moore
(Number of Ordinary Shares Subscribed)	(Signature and, if applicable, Office)

318 N. Carson St, Suite 208
(Address of Purchaser)

Carson City, NV 89701
(City, State/Province,
Postal Code of Purchaser)

USA
(Country of Purchaser)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Ordinary Shares is hereby accepted by China Xiangtai Food Co. Ltd.

DATED at Chongqing, China___________________________, the 3rd______ day of

September, 2018.

China Xiangtai Food Co. Ltd.

By: /s/ Zeshu Dai____________________________
Name: Zeshu Dai

Title: Chief Executive Officer

Exhibit A

Investor Questionnaire

The purpose of this Statement is to obtain information relating to whether or not you are an accredited investor as defined in Securities and Exchange Regulation D as well as your knowledge and experience in financial and business matters and to your ability to bear the economic risks of an investment in the Company.

As used in Regulation D, the following terms shall have the meaning indicated:

a. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the person’s primary residence, but including any excess liability between the value of the residence and the amount of any obligation(s) thereon;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

Please provide the following information:

1.	Name, Home Address and Telephone Number:

Name

Address

Telephone (_____) ______________________________

2.	Residence

(a)	If an individual, what is your principal place of residence?

(b)	If not an individual:

(1)	Where is your principal place of business?

(2)	Where are your executive headquarters?

(3)	If a partnership, in which states(s) does (do) each of your partners reside?

(4)	If a corporation, what is your state of incorporation?

(5)	If a trust, in which state(s) does (do) each of the beneficiaries reside?

3.	Business or occupation (including title):

4.	Educational background (level, degrees completed):

5.	Net Worth, Partners' Capital or Total Assets (check one):

_____	$5,000,000 or more
_____	$1,000,000-$5,000,000
_____	Less than $1,000,000

6.	For individual or married persons only - Gross income for each of the last 2 years (check one):
_____	$300,000 or more
_____	$200,000 - $300,000
_____	Less than $200,000

Is this income amount combined with that of your spouse?

Yes	_____
No	_____

Do you expect to reach the same level of income in the current year?

Yes	_____
No	_____

7.	In connection with my investment activities, I utilize the services of the following attorney, accountant or other advisor to assist me in analyzing investment opportunities:

(a)	Name of advisor:

(b)	Position or occupation:

(c)	Business address:

8.	Personal data:

Age:	_______________________
Marital Status:	________________
Number of dependents:	_________

9.	I am an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D. _______________ (Initials)

10.	I have adequate means of providing my current needs, and possible personal contingencies, and have no need for liquidity in an investment in the Company. _______________ (Initials)

11.	I, together with my advisors, have specific knowledge and experience in related financial and business matters so as to be capable of evaluating the relative economic and operational merits and risks of an investment in the stock. _______________ (Initials)

13

12.	I hereby certify that I have answered the foregoing questions to the best of my knowledge and that my answers hereto are complete and accurate. _______________ (Initials)

Name (Please Print)

Signature	Date